BehringerHarvard
SHORT-TERM OPPORTUNITY FUND I LP

Second Quarter Report

Quarter ended June 30, 2010




PALOMAR

1221 Coit in Dallas, Texas (left) and Hotel Palomar in Dallas, Texas (right) are assets of Behringer Harvard Short-Term Opportunity Fund I LP.

Second Quarter Overview

- The partnership has received a letter of intent from a prospective data center tenant on a 15-year, potential full-building lease for the 1221 Coit property in Dallas, Texas. The partnership is currently in discussions with a potential lender to provide funding for the conversion of this property to fit the unique needs of this user.
- The lender on Plaza Skillman in Dallas has sold the loan to an investment group and the partnership is in discussions with this group to restructure the loan. A dental group withdrew its proposal to purchase Plaza Skillman and renew its lease and has vacated its space in the building, which is 49% leased following the group's departure.
- Construction is approximately 85% complete at the Cassidy Ridge condominium property in Telluride, Colorado, and should be finished by year end. Marketing and sales activities began in August, slightly later than planned due to delays in required inspections performed by the city that delayed the preparation of the property's marketing and promotional materials. We are optimistic that the property will be ready for the upcoming ski season sales and occupancy.
- The Palomar Hotel and Residences in Dallas is on pace to make budget for 2010 as the hotel market continues to improve. The hotel is competing favorably against its competition. In the condominium tower and lofts, all available units have been leased as rental units. The retail spaces are 100% leased.
- At 250 & 290 East John Carpenter Freeway in Irving, Texas, we are continuing to pursue several large-scale leasing opportunities ranging from 70,000 square feet to 250,000 square feet involving potential healthcare, benefits administration, and data center tenants.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)	3 mos. ended Jun. 30, 2010	3 mos. ended Jun. 30, 2009	6 mos. ended Jun. 30, 2010	6 mos. ended Jun. 30, 2009
Total revenues	$ 6,548	$ 5,412	$ 12,090	$ 10,587
Net operating income[1]	$ 689	$ 418	$ 1,322	$ 764
	As of Jun. 30, 2010	As of Dec. 31, 2009		
Total assets	$ 204,456	$ 203,009		
Total liabilities	$ 175,722	$ 168,613		

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Consolidated Balance Sheets

(in thousands, except unit amounts)		*As of Jun. 30, 2010*		*As of Dec. 31, 2009*
Assets				
Real estate				
Land	$	30,085	$	31,000
Buildings and improvements, net		102,205		101,960
Total real estate		132,290		132,960
Real estate inventory, net		56,107		53,770
Cash and cash equivalents		1,841		1,964
Restricted cash		3,458		2,520
Accounts receivable, net		4,075		3,905
Prepaid expenses and other assets		1,162		1,085
Furniture, fixtures, and equipment, net		1,822		2,424
Deferred financing fees, net		837		1,084
Lease intangibles, net		2,864		3,297
Total assets	$	204,456	$	203,009
Liabilities and Equity				
Liabilities				
Notes payable	$	148,177	$	142,106
Note payable to related party		13,918		13,918
Accounts payable		4,255		4,697
Payables to related parties		1,838		1,165
Acquired below-market leases, net		47		53
Accrued liabilities		7,400		6,555
Capital lease obligations		87		119
Total liabilities		175,722		168,613
Commitments and contingencies				
Equity				
Partners' capital				
Limited partners – 11,000,000 units authorized, 10,803,839 units issued and outstanding at June 30, 2010 and December 31, 2009		2,518		11,846
General partners		29,332		24,667
Partners' capital		31,850		36,513
Noncontrolling interest		(3,116)		(2,117)
Total equity		28,734		34,396
Total liabilities and equity	$	204,456	$	203,009

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

Consolidated Statements of Cash Flows

(in thousands, except per unit amounts)		*6 mos. ended Jun. 30, 2010*		*6 mos. ended Jun. 30, 2009*
Cash flows from operating activities				
Net loss	$	(10,327)	$	(7,492)
Adjustments to reconcile net loss to net cash used in operating activities				
Depreciation and amortization		3,615		3,854
Asset impairment loss		2,774		-
Inventory valuation adjustment		1,667		-
Loss on derivative instrument, net		38		272
Change in real estate inventory		(6,967)		(4,826)
Change in accounts receivable		(170)		(385)
Change in prepaid expenses and other assets		(77)		225
Change in lease intangibles		(48)		(23)
Change in accounts payable		61		150
Change in accrued liabilities		(1,194)		(2,571)
Change in payables or receivables with related parties		673		384
Cash used in operating activities		(9,955)		(10,412)
Cash flows from investing activities				
Capital expenditures for real estate		(268)		(140)
Change in restricted cash		(938)		(39)
Cash used in investing activities		(1,206)		(179)
Cash flows from financing activities				
Proceeds from notes payable		7,312		833
Proceeds from note payable to related party		-		10,253
Payments on notes payable		(895)		(1,105)
Payments on capital lease obligations		(32)		(29)
Financing costs		(12)		(11)
Distributions		-		(1,525)
Contributions from general partners		4,665		-
Cash flows provided by financing activities		11,038		8,416
Net change in cash and cash equivalents		(123)		(2,175)
Cash and cash equivalents at beginning of period		1,964		4,584
Cash and cash equivalents at end of period	$	1,841	$	2,409
Supplemental disclosure				
Interest paid, net of amounts capitalized	$	1,816	$	2,730
Income tax paid	$	149	$	209
Non-cash investing activities				
Note receivable from noncontrolling interest holder	$	747	$	-
Capital expenditures for real estate in accrued liabilities	$	351	$	8
Reclassification of real estate inventory to buildings	$	3,842	$	8,086
Non-cash financing activities				
Contributions from noncontrolling interest holder	$	747	$	-
Payments on note payable by third party in accrued liabilities	$	302	$	-

Consolidated Statements of Operations

(in thousands, except per unit amounts)		3 mos. ended Jun. 30, 2010		3 mos. ended Jun. 30, 2009		6 mos. ended Jun. 30, 2010		6 mos. ended Jun. 30, 2009
Revenues								
Rental revenue	$	2,452	$	2,020	$	4,874	$	4,268
Hotel revenue		3,266		3,392		6,386		6,319
Real estate inventory sales		830		-		830		-
Total revenues		6,548		5,412		12,090		10,587
Expenses								
Property operating expenses		4,026		4,308		7,891		8,162
Asset impairment loss		2,774		-		2,774		-
Inventory valuation adjustment		-		-		1,667		-
Interest expense, net		1,401		1,715		2,838		3,376
Real estate taxes, net		706		401		1,476		1,057
Property and asset management fees		437		475		877		929
General and administrative		259		427		482		900
Advertising costs		66		45		118		146
Depreciation and amortization		1,739		1,590		3,400		3,135
Cost of real estate inventory sales		843		-		843		-
Total expenses		12,251		8,961		22,366		17,705
Interest income		38		5		68		11
Loss on derivative instrument, net		(4)		(89)		(38)		(272)
Loss from continuing operations before income taxes and noncontrolling interest		(5,669)		(3,633)		(10,246)		(7,379)
Provision for income taxes		(42)		(73)		(81)		(121)
Loss from continuing operations before noncontrolling interest		(5,711)		(3,706)		(10,327)		(7,500)
Discontinued operations								
Income from discontinued operations		-		1		-		8
Net loss	$	(5,711)	$	(3,705)	$	(10,327)	$	(7,492)
Noncontrolling interest in continuing operations		465		573		999		1,155
Noncontrolling interest in discontinued operations		-		(9)		-		(11)
Net loss attributable to noncontrolling interest		465		564		999		1,144
Net loss attributable to the Partnership	$	(5,246)	$	(3,141)	$	(9,328)	$	(6,348)
Amounts attributable to the Partnership								
Continuing operations	$	(5,246)	$	(3,133)	$	(9,328)	$	(6,345)
Discontinued operations		-		(8)		-		(3)
Net loss attributable to the Partnership	$	(5,246)	$	(3,141)	$	(9,328)	$	(6,348)
Basic and diluted weighted average limited partnership units outstanding		10,804		10,804		10,804		10,804
Net loss per limited partnership unit – basic and diluted								
Loss from continuing operations attributable to the Partnership	$	(0.49)	$	(0.29)	$	(0.86)	$	(0.59)
Income from discontinued operations attributable to the Partnership		-		-		-		-
Basic and diluted net loss per limited partnership unit	$	(0.49)	$	(0.29)	$	(0.86)	$	(0.59)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2010 and December 31, 2009 and our unaudited, consolidated results of operations and cash flows for the periods ended June 30, 2010 and June 30, 2009.

BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Q2 2010

behringerharvard.com

Net Operating Income (NOI)[1]

(in thousands)		*3 mos. ended Jun. 30, 2010*		*3 mos. ended Jun. 30, 2009*		*6 mos. ended Jun. 30, 2010*		*6 mos. ended Jun. 30, 2009*
Total revenues	$	6,548	$	5,412	$	12,090	$	10,587
Operating expenses								
Property operating expenses		4,026		4,308		7,891		8,162
Real estate taxes, net		706		401		1,476		1,057
Property and asset management fees		437		475		877		929
Advertising costs		66		45		118		146
Cost of real estate inventory sales		843		-		843		-
Less: Asset management fees		(219)		(235)		(437)		(471)
Total operating expenses		5,859		4,994		10,768		9,823
Net operating income	$	689	$	418	$	1,322	$	764

Reconciliation to Net Loss

Net operating income	$	689	$	418	$	1,322	$	764
Less: Depreciation and amortization		(1,739)		(1,590)		(3,400)		(3,135)
General and administrative expenses		(259)		(427)		(482)		(900)
Interest expense, net		(1,401)		(1,715)		(2,838)		(3,376)
Asset management fees		(219)		(235)		(437)		(471)
Asset impairment loss		(2,774)		-		(2,774)		-
Inventory valuation adjustment		-		-		(1,667)		-
Provision for income taxes		(42)		(73)		(81)		(121)
Add: Interest income		38		5		68		11
Loss on derivative instrument, net		(4)		(89)		(38)		(272)
Income (loss) from discontinued operations		-		1		-		8
Net loss	$	(5,711)	$	(3,705)	$	(10,327)	$	(7,492)

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.

Second Quarter Report

Behringer Harvard Short-Term Opportunity Fund I LP

BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 09/10 • N • 405870